                                                                    Exhibit 23.2


                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Sound Advice, Inc.

We consent to inclusion in the Registration Statement on Form S-4 of Tweeter Home Entertainment Group, Inc. of our report dated March 29, 2001, related to the consolidated balance sheets of Sound Advice, Inc. and subsidiaries as of January 31, 2001 and 2000, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended January 31, 2001 and to the references to our firm under the heading "Experts" in the prospectus.

                                              /s/ KPMG LLP


Fort Lauderdale, Florida
June 21, 2001